Exhibit 99.1

            BJ's Restaurants, Inc. Reports Financial Results for the
                         Second Quarter of Fiscal 2007

     HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--July 26, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today reported revenues and net income for the second quarter ended July 3, 2007.

     Highlights for the 13 weeks ended July 3, 2007, compared to the 13 weeks ended July 4, 2006, were as follows:

     -- Revenues increased approximately 37% to $79.3 million

     -- Comparable restaurant sales increased 7.5%

     -- Net income increased approximately 40% to $3.3 million

     -- Diluted net income per share increased 20% to $0.12

     "Our leadership team was very pleased with our financial results for the second quarter of 2007," commented Jerry Deitchle, President and CEO. "In spite of the ongoing challenging operating environment, in general, for most casual dining companies, BJ's achieved its 43rd consecutive quarter of comparable sales increases with a strong 7.5% increase during the second quarter, successfully hurdling a 5.9% increase in the same quarter last year, which is quite remarkable. We believe that our continuing strong sales momentum is a direct result of the key initiatives and investments we have implemented over the past couple of years to further improve the quality and differentiation of the BJ's dining experience while, at the same time, protecting and enhancing the overall 'approachability' and value of BJ's for the casual dining consumer. Having said that, we still have many more opportunities to further improve the quality and productivity of the BJ's concept. These will be the principal focus of our 2008 key initiatives."

     During the second quarter, the Company opened three new restaurants (Orlando, FL, Palmdale, CA and Norman, OK). "In addition to our continuing strong comparable sales trends, we have also been very pleased with the sales volumes for all of our 2007 restaurant openings to date," commented Greg Levin, Chief Financial Officer. "We remain particularly pleased with the sales volumes for BJ's initial openings in the states of Florida, Ohio and Oklahoma earlier this year." The Company remains on track to open as many as 13 new restaurants during fiscal 2007 and thereby increase its total restaurant operating weeks by 20% to 25% as initially targeted. To date, six restaurants have opened and seven more are currently under construction. The Company currently anticipates opening four new restaurants in the third quarter, of which one has already opened in Oklahoma City, OK, and four new restaurants in the fourth quarter. Due to many factors that are outside of our influence and control, the timing of new restaurant openings may change. "Our new restaurant development pipeline for 2008 is already in excellent shape as of today," commented Greg Lynds, Chief Development Officer. "We have signed letters of intent in hand for as many as 15 new, high quality restaurant locations next year, which would enable us to achieve our targeted 20% to 25% growth rate in total restaurant operating weeks."

     Investor Conference Call and Webcast

     BJ's Restaurants, Inc. will conduct a conference call on its second quarter earnings release today, July 26, 2007, at 2:00 p.m. (Pacific). The Company will provide an Internet simulcast of the conference call. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

     BJ's Restaurants, Inc. currently owns and operates 61 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (36), Texas (8), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (2), Ohio
(1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

     Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 36 of our current 61 restaurants are located, (vii) restaurant and brewery industry competition,
(viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends,
(x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations,
(xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Further information concerning the Company's results of operations for second quarter 2007 will be provided in the Company's Form 10-Q filing, to be filed with the Securities and Exchange Commission by August 12, 2007.

     For further information, please contact Greg Levin of BJ's Restaurants, Inc. (714) 500-2400.


                        BJ's Restaurants, Inc.
             Unaudited Consolidated Statements of Income
           (Dollars in thousands except for per share data)


                                           Thirteen Weeks Ended
                                       ------------------------------
                                          July 3,        July 4,
                                            2007           2006
                                       ------------------------------

Revenues                               $79,305 100.0% $57,843 100.0%
Costs and expenses:
Cost of sales                           20,323  25.6   14,797  25.6
Labor and benefits                      28,080  35.4   20,312  35.1
Occupancy and operating expenses        15,208  19.2   10,896  18.8
General and administrative               6,737   8.5    5,026   8.7
Depreciation and amortization            3,435   4.3    2,292   4.0
Restaurant opening expense               1,794   2.3    1,304   2.3
Loss on disposal of assets                   -     -        -     -
                                       ------------------------------
Total costs and expenses                75,577  95.3   54,627  94.5
                                       ------------------------------
  Income from operations                 3,728   4.7    3,216   5.5

Other income:
Interest income, net                       849   1.1      325   0.6
Other income, net                          290   0.4        4     -
                                       ------------------------------
Total other income                       1,139   1.5      329   0.6
                                       ------------------------------
  Income before income taxes             4,867   6.2    3,545   6.1

Income tax expense                       1,593   2.0    1,205   2.1
                                       ------------------------------

    Net income                          $3,274   4.2%  $2,340   4.0%
                                       ==============================

Net income per share:
   Basic                                 $0.13          $0.10
                                       =======        =======

   Diluted                               $0.12          $0.10
                                       =======        =======

Weighted average number of shares
 outstanding:
   Basic                                26,094         22,909
                                       =======        =======

   Diluted                              26,828         23,812
                                       =======        =======


                                           Twenty-Six Weeks Ended
                                       -------------------------------
                                           July 3,        July 4,
                                            2007            2006
                                       -------------------------------

Revenues                               $150,508 100.0% $111,199 100.0%
Costs and expenses:
Cost of sales                            38,351  25.5    28,482  25.6
Labor and benefits                       53,709  35.7    38,702  34.8
Occupancy and operating expenses         28,600  19.0    21,224  19.1
General and administrative               12,975   8.6     9,718   8.7
Depreciation and amortization             6,487   4.3     4,448   4.0
Restaurant opening expense                3,214   2.1     2,339   2.1
Loss on disposal of assets                2,004   1.3         -     -
                                       -------------------------------
Total costs and expenses                145,340  96.5   104,913  94.3
                                       -------------------------------
  Income from operations                  5,168   3.5     6,286   5.7

Other income:
Interest income, net                      1,825   1.2       768   0.7
Other income, net                           312   0.2        32     -
                                       -------------------------------
Total other income                        2,137   1.4       800   0.7
                                       -------------------------------
  Income before income taxes              7,305   4.9     7,086   6.4

Income tax expense                        2,405   1.6     2,435   2.2
                                       -------------------------------

    Net income                           $4,900   3.3%   $4,651   4.2%
                                       ===============================

Net income per share:
   Basic                                  $0.19           $0.20
                                       ========        ========

   Diluted                                $0.18           $0.20
                                       ========        ========

Weighted average number of shares
 outstanding:
   Basic                                 26,083          22,845
                                       ========        ========

   Diluted                               26,826          23,774
                                       ========        ========


                  Selected Balance Sheet Information
                        (Dollars in thousands)
                                          July 3, 2007 January 2, 2007
Balance Sheet Data (end of period):       (unaudited)     (audited)
                                          ------------ ---------------

Cash, cash equivalents and short-term
 investments                                   $64,096         $84,653

Total assets                                  $254,465        $249,849

Total long-term debt, including current
 portion                                            $-              $-

Shareholders' equity                          $209,523        $202,862


                           Thirteen Weeks Ended Twenty-Six Weeks Ended
                           -------------------- ----------------------
                            July 3,    July 4,    July 3,    July 4,
Supplemental Information
 (1)                          2007      2006       2007        2006
                           -------------------- ----------------------

Comparable restaurant
 sales % change                  7.5%      5.9%        7.2%       6.3%
Restaurants opened during
 period                            3         2           5          5
Restaurants open at
 period-end                       60        49          60         49
Restaurant operating weeks       769       616       1,490      1,198

(1) Excludes the one licensed restaurant


     Reconciliation of Non-GAAP Financial Measures

     The following reconciliation of net income is provided to assist the reader with an understanding of the financial impact for stock based compensation and the loss on disposal of assets for the periods reported thereon. In addition, the Company believes that its competitors report similar non-GAAP financial information and, as a result, investors, analysts and others in the investment community expect such information to be reported as it allows them to better compare the Company's results with those of its competitors. The Company uses such non-GAAP financial measures to analyze and compare the performance of its core business. The pro-forma non-GAAP financial information presented herein should be considered supplemental to, not superior to or as a substitute for financial measures calculated in accordance with GAAP.


       (Unaudited, dollars in thousands except per share data)


                                              Thirteen Weeks Ended
                                           ---------------------------
                                           July 3, 2007  July 4, 2006
                                           ---------------------------

Net income as reported                     $3,274   4.2% $2,340   4.0%
  Stock based compensation:
     Labor and benefits (a)                   162   0.2       9     -
     General and administrative               555   0.7     399   0.7
  Loss on disposal of assets                    -     -       -     -
  Tax effect                                 (235) (0.3)   (143) (0.2)
                                           ---------------------------
Pro-forma net income                       $3,756   4.8% $2,605   4.5%
                                           ===========================

Basic net income per share:                 $0.13         $0.10
  Stock based compensation                   0.03          0.02
  Loss on disposal of assets                 0.00          0.00
  Tax effect                                (0.01)        (0.01)
                                           -------       -------
Pro-forma basic net income per share        $0.15         $0.11
                                           =======       =======

Diluted net income per share:               $0.12         $0.10
  Stock based compensation                   0.03          0.02
  Loss on disposal of assets                 0.00          0.00
  Tax effect                                (0.01)        (0.01)
                                           -------       -------
Pro-forma diluted net income per share      $0.14         $0.11
                                           =======       =======

                                             Twenty-Six Weeks Ended
                                           ---------------------------
                                           July 3, 2007  July 4, 2006
                                           ---------------------------

Net income as reported                     $4,900   3.3% $4,651   4.2%
  Stock based compensation:
     Labor and benefits (a)                   323   0.2      19     -
     General and administrative             1,094   0.7     848   0.8
  Loss on disposal of assets                2,004   1.3       -     -
  Tax effect                               (1,135) (0.8)   (304) (0.3)
                                           ---------------------------
Pro-forma net income                       $7,186   4.7% $5,214   4.7%
                                           ===========================

Basic net income per share:                 $0.19         $0.20
  Stock based compensation                   0.05          0.04
  Loss on disposal of assets                 0.08          0.00
  Tax effect                                (0.04)        (0.01)
                                           -------       -------
Pro-forma basic net income per share        $0.28         $0.23
                                           =======       =======

Diluted net income per share:               $0.18         $0.20
  Stock based compensation                   0.05          0.04
  Loss on disposal of assets                 0.07          0.00
  Tax effect                                (0.04)        (0.01)
                                           -------       -------
Pro-forma diluted net income per share      $0.26         $0.23
                                           =======       =======


     (a) Beginning fiscal year 2007, the Company implemented its Gold Standard Stock Ownership Program ("GSSOP") to reward gold standard performance to its restaurant managers, executive kitchen managers and field supervision. The initial grant of restricted stock units for each participant in the GSSOP was granted on the first business day of the 2007 fiscal year. Prior to the GSSOP plan the Company did not have a formal equity incentive program for its restaurant personnel.


     CONTACT: BJ's Restaurants, Inc.
              Greg Levin, 714-500-2400